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                                                                  EXHIBIT (j)(1)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement of Eaton Vance Municipals Trust II (1933 Act File No. 33-71320) of our reports each dated March 5, 1999 appearing in the Annual Report to Shareholders for the year ended January 31, 1999 of Eaton Vance Florida Insured Municipals Fund, Eaton Vance Hawaii Municipals Fund, Eaton Vance Kansas Municipals Fund, Florida Insured Municipals Portfolio, Hawaii Municipals Portfolio and Kansas Municipals Portfolio, and to the reference to us under the heading "Financial Highlights" in the Prospectus and under the caption "Other Service Providers" in the Statement of Additional Information , both of which are part of such Registration Statement.




                                   /s/ Deloitte & Touche LLP
                                   DELOITTE & TOUCHE LLP


May 25, 1999
Boston, Massachusetts

                                      C-13